Exhibit 99.1
Movella Announces Voluntary Delisting from Nasdaq Global Market

HENDERSON, Nev., March 20, 2024 (GLOBE NEWSWIRE) -- Movella Holdings Inc. (NASDAQ: MVLA) (“Movella” or the “Company”), a leading full-stack provider of sensors, software, and analytics that enable the digitization of movement, announced today that it has notified the Nasdaq Stock Market LLC (“Nasdaq”) of its decision to voluntarily delist its shares of common stock, par value $0.00001 per share (the “Common Stock”) and its warrants exercisable for one share of Common Stock at an exercise price of $11.50 (the “Warrants”) from the Nasdaq Global Market. Movella intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) to remove its Common Stock and Warrants from listing on the Nasdaq Global Market on or about April 1, 2024 and deregister such securities under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a result, Movella expects that the last trading day of its Common Stock and Warrants on the Nasdaq Global Market will be on or about April 11, 2024. Movella will remain subject to such reporting obligations under Sections 13 and 15(d) of the Exchange Act.

As previously noted in the Company’s Current Report on Form 8-K filed with the SEC on October 2, 2023, the Company had received written notice from Nasdaq that the Company was not in compliance with the minimum bid price required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) based upon the closing bid price of the Common Stock for the 30 consecutive business days prior to the date of the notice. Additionally, as previously disclosed in the Company’s Current Report on Form 8-K filed on November 16, 2023, the Company received a notice from Nasdaq on November 16, 2023 indicating that the Company was not in compliance with Nasdaq’s Listing Rule 5250(c)(1) because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Quarterly Report”) with the SEC.

On January 26, 2024, the Company received a notice from Nasdaq notifying the Company that it has been granted an exception to enable it to regain compliance with Listing Rule 5250(c)(1) subject to the requirement that, on or before May 13, 2024, the Company must file the Quarterly Report, as required by Rule 5250(c)(1).

Following the delisting of Movella’s Common Stock and Warrants from trading on Nasdaq, any trading in such securities would only occur in privately negotiated sales and potentially on an over-the-counter market. Movella expects to have its Common Stock and Warrants quoted on a market operated by OTC Markets Group Inc. (the “OTC”) so that a trading market may continue to exist for such securities. There is no guarantee, however, that a broker will continue to make a market in Movella’s Common Stock and Warrants and that trading thereof will continue on an OTC market or otherwise.

About Movella Holdings Inc.

Movella is a leading full-stack provider of sensors, software, and AI analytics that transforms movement data into lifelike animations and valuable, actionable insights. Our motion capture technology enables a wide array of innovative solutions in end markets including entertainment and gaming, health and sports, and automation and mobility. We bring meaning to movement for some of the most esteemed global brands including Electronic Arts, EPIC Games, 20th Century Studios, Netflix, BMW, Toyota, and Siemens. To learn more, please visit www.movella.com.This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of Movella’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding Movella’s plans and its ability to successfully delist its securities from Nasdaq. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Movella’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in Movella’s SEC filings available at www.sec.gov, including without limitation, Movella’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings made by Movella with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Except as required by law, Movella undertakes no obligation to update or revise any forward-looking statements.

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